UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              The Finx Group, Inc.
                     (formerly known as Fingermatrix, Inc.)
   --------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                             13-2854686
   ----------------------                                 ---------------------
(State or other jurisdiction of                               (IRS Employer
 incorporation or organization)                           Identification Number)

  249 Saw Mill River Road, Elmsford, NY                                 10523
  ---------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)

              The Finx Group, Inc. 2003 Employee Stock Option Plan
     -----------------------------------------------------------------------
                              (Full title of plan)

   Harry Winderman, Esq., 2255 Glades Road, Suite 218A, Boca Raton, FL 33431
   -------------------------------------------------------------------------
                    (Name and address of agent for service)

                                  561-241-0332
    -----------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
================================== ============== ======================= ======================= =======================
                                   Amount to be   Proposed maximum        Proposed aggregate
Title of each class of             registered     offering price per      maximum offering        Amount of
Securities to be registered        (1)            share (2)               price (2)               registration fee (3)
---------------------------------- -------------- ----------------------- ----------------------- -----------------------
Common stock, $0.01 par value        90,000,000            $0.025               $2,250,000                 $207
================================== ============== ======================= ======================= =======================

(1) Represents the maximum number of shares of common stock issuable upon exercise of options granted or to be granted under The Finx Group, Inc. 2003 Employee and Consultant Stock Option Plan. Pursuant to Rule 416(a), (b) and (c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event.

(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act by multiplying 90,000,000, the maximum number of shares of common stock of the Registrant to be issued pursuant to the exercise of options granted under The Finx Group, Inc. 2003 Employee and Consultant Stock Option Plan, by $0.025 the price at which the options may be exercised.

 (3) The registration fee has been calculated pursuant to Rule 457(h) of the Securities Act by multiplying $2,250,000, the proposed maximum aggregate offering price by) 0.000092.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

         The documents containing information required in the Section 10(a) prospectus specified in Part I ("Plan Information" and "Registrant Information") will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form taken together constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933, as amended.

General Plan Information

         The purpose of The Finx Group, Inc. 2003 Employee and Consultant Stock Option Plan (the "Plan") is to secure long-term relationships for The Finx Group, Inc. (the "Company") and its stockholders, from the benefits arising from capital stock ownership by the Company's Consultants, Advisors, Employees and Directors, who can help in the company's growth and success and to provide an effective means of compensation for such persons and entities providing services to the Company in lieu of cash payments therefore. The Plan became effective as of the 2nd day of January, 2003, and shall expire on the 1st day of January, 2008, unless further extended by appropriate action of the Board of Directors. The Board of Directors of the Company may at any time, by appropriate action, suspend or terminate the Plan, or amend the terms and conditions of the Plan.

         The Plan is not subject to the Employee Retirement Income Security Act of 1974 ("ERISA").

         Additional information regarding the plan and its administrators may be obtained by contacting Harry Winderman, Esq., at 2255 Glades Road, Boca Raton, Suite 218A FL 33431 or by phone at 561-241-0332. The Plan shall be administered by a "Compensation Committee" which shall consist of not less than two members appointed by the Board of Directors, but who need not be members of such Board, and all of whom shall be disinterested persons. The term "disinterested person" shall mean a person who, at the time he or she exercises discretion in administering the Plan, has not at any time one-year prior thereto been issued shares of Common Stock pursuant to the Plan. The Board of Directors may from time to time and in its sole discretion remove members from or add members to the Committee. Vacancies, however caused, shall be filled by the Board of Directors. The Committee may act at a meeting, including telephonically, in which a majority are present, or by written consent of a majority of the Committee. The Committee shall have the authority to construe and interpret the Plan, to define the terms used herein, and to review, deliberate and act upon the written recommendations of the Chief Executive Officer of the Company with respect to shares of Common Stock proposed to be issued pursuant to the plan. All determinations and interpretations made by the Committee shall be binding and conclusive upon all participants in the Plan and on their legal representatives and beneficiaries.

Securities to be Offered

         This Form S-8 relates to 90,000,000 shares of common stock, par value $0.01 per share, of The Finx Group, Inc., which may be issued upon the exercise of options granted under the Plan. We have authorized 750,000,000 of our $0.01 par value common stock. As of January 28, 2003 there were 153,915,330 shares of Common Stock outstanding and there were approximately 4,000 holders of record of the Company's common stock. The Company has not paid dividends on common stock and does not anticipate paying dividends in the foreseeable future. The Company intends to retain future earnings, if any, to finance the expansion of its operations and for general corporate purposes, including future acquisitions. As of January 2, 2003, 73,866,315 shares of the Company's Common Stock are restricted of which 27,011,987 are eligible for sale under Rule 144 promulgated under the Securities Act of 1933, as amended, subject to certain limitations included in said Rule. In general, under Rule 144, a person (or persons whose shares are aggregated), who has satisfied a one-year holding period, under certain circumstances, may sell within any three-month period, a number of shares which does not exceed the greater of one percent of the then outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has satisfied a two-year holding period and who is not, and has not been for the preceding three months, an affiliate of the Company.

Employees Who May Participate in the Plan

         Consultants, Advisors, Employees and Directors, to the Company, or any of its subsidiary corporations, shall be eligible for participation in the Plan. Each person or entity acquiring shares of Common Stock pursuant to the Plan shall be acquiring such shares for investment purposes only, and in lieu of cash compensation for services rendered to the Company.

Purchase of Securities Pursuant to the Plan and Payment for Securities Offered

         The Committee shall determine the manner in which each option shall be exercisable and the timing and form of the purchase price to be paid by a grantee upon the exercise of an option under the Plan. To the extent provided in the option agreement, payment of the purchase price may be in cash, part in cash, part by personal promissory note or in lieu of payment for services performed.

Item 2.  Registrant Information And Stock Purchase Plan Annual Information

         The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Commission's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public from the Commission's web site at http://www.sec.gov. The Commission allows us to "incorporate by reference" information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this registration statement, and later information that we file with the Commission will automatically update this registration statement.

Item 2.  Registrant Information.

         Omitted as permitted pursuant to Rule 428 and Form S-8.

PROSPECTUS


                              THE FINX GROUP, INC.


         This Prospectus relates to an aggregate of up to 21,000,000 shares (the "Shares") of Common Stock, $0.01 par value per share (the "Common Stock"), of The Finx Group, Inc., a Delaware corporation (the "Company"), which may be offered for sale from time to time by the selling stockholders (the "Selling Stockholders") named herein. The Shares are shares purchasable by the Selling Stockholder from the Company under the terms of an option granted to the Selling Stockholder under the Company's The Finx Group, Inc. 2003 Employee Stock Option Plan (the "Plan").

         The Selling Stockholders and any brokers executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" for purposes of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act. See "PLAN OF DISTRIBUTION." The Company will pay all expenses incident to the offering and sale of the Shares to the public other than commissions and discounts of underwriters, dealers or agents. The Company and its subsidiaries will receive none of the proceeds of this offering.

         There is no assurance that the Selling Stockholder will sell any or all of the Shares. The Company's Common Stock trades on the National Association of Securities Dealers, Inc.'s Over the Counter Bulletin Board ("OTC Bulletin Board") under the symbol "FXGP". On January 27, 2003, the closing price of the Company's Common Stock was $0.017 per share on the OTC Bulletin Board.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UP
       ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

         No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any subsidiary or any underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is current as of any date subsequent to the date hereof.

         One or more supplements to this Prospectus may be filed pursuant to Rule 424, or otherwise, under the Securities Act to describe any material arrangements for sale of the Shares differing from the arrangements described herein, if such arrangements are entered into by the Selling Stockholder.

         The date of this Prospectus is January 28, 2003.

                                TABLE OF CONTENTS

Available Information                                                       4
Documents Incorporated by Reference                                         4
General Information                                                         5
Selling Stockholder                                                         6
Plan of Distribution                                                        6
Indemnification                                                             7
Risk Factors                                                                8

                              AVAILABLE INFORMATION

         The Company files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such reports, proxy statements and other information concerning the Company may be inspected and copies may be obtained at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates, as well as at the following regional offices: New York Regional Office, Seven World Trade Center, 13th Floor, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, reports, proxy statements, and other information concerning the Company may be reviewed at the Commission's site on the World Wide Web service of the Internet, at http:\\www.sec.gov.

         The Company has filed with the Commission a registration statement on Form S-8 (of which this Prospectus is a part) under the Securities Act with respect to the securities offered hereby (the "Registration Statement"). This Prospectus does not include all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For additional information, reference is made to the Registration Statement, including the exhibits filed therewith. Such information may be inspected, and copies thereof may be obtained, at the places and in the manner set forth above.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents of the Company filed with the Commission are incorporated by reference into this Prospectus:

1. Our quarterly report on Form 10-QSB for the quarterly period ended September 30, 2002 (File No. 000-09940 and filing date of November 19,
         2002).

2. Our quarterly report on Form 10-QSB for the quarterly period ended June 30, 2002 (File No. 000-09940 and filing date of August 19, 2002).

3. Our quarterly report on Form 10-QSB for the quarterly period ended March 31, 2002 (File No. 000-09940 and filing date of , May 15, 2002).

4. Our annual report on Form 10-KSB for our fiscal year ended December 31, 2001 (File No. 000-09940 and filing date of April 15, 2002),

5. Our quarterly report on Form 10-QSB/A for the quarterly period ended March 31, 2001 (File No. 000-09940 and filing date of March 12, 2002).

6. Our quarterly report on Form 10-QSB/A for the quarterly period ended June 30, 2001 (File No. 000-09940 and filing date of March 12, 2002).

7. Our quarterly report on Form 10-QSB/A for the quarterly period ended September 30, 2001 (File No. 000-09940 and filing date of March 12,
         2002).

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

         Any statement contained in a document incorporated or deemed to be incorporated in this Prospectus by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated in this Prospectus by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information). Requests for such copies should be directed to the Office of the Secretary, The Finx Group, Inc., 249 Saw Mill River Road, Elmsford, NY 10523, or by calling (561)-241-0332.

                               GENERAL INFORMATION

The Company, through its wholly owned subsidiary Secured Portal Systems, Inc. ("SPS"), is a security systems company engaged in the development, marketing and sale of a wide range of physical and software security products including secured entrance systems and smart card access software programs. The Comapny's goal is to develop and acquire marketing rights for a wide variety of security products in order to capitalize on the growing market for such products.The Company, through its wholly owned subsidiary, Secured Portal Systems, Inc., markets

         On September 13, 1999, the Company, entered into an exclusive distribution agreement with GIL Security Systems, Inc. ("GIL"). GIL is engaged in the manufacture and sale of security entrance systems for use as a security device by a variety of customers at airports, federal buildings, court houses, embassies, correctional facilities, schools, governmental operations, department stores and other retail outlets. GIL is a subsidiary of Georal International, Ltd. ("Georal") and holds all world-wide rights related to the intellectual property related to the GIL security systems, including trademarks, patents and technology, as licensed to it by Alan J. Risi, the controlling owner of both GIL and Georal. The exclusive distribution agreement gives the Company distribution rights for the sale of GIL's security entrance systems to certain categories of customers. The products covered by the exclusive distribution agreement includes all of GIL's products that existed on September 13, 1999 and all products developed during the term of the exclusive distribution agreement including all models of the GIL-2001 security door. The categories of customers covered by the exclusive distribution agreement includes the United States Treasury Department, the United States Central Intelligence Agency and all other United States Government intelligence agencies, the United States National Security Agency, the United States Defense Intelligence Agency, the United States Department of the Navy, the United States Air Force, the United States Army, all United States Federal Courts and all United States Embassies, all department stores and retail stores located in the United States (including all retail stores located in foreign countries which are part of a retail store chain which is based in the United States), the Government of Israel, NCR Corp. and Sun Microsystems, Inc. The exclusive distribution agreement commenced on September 1, 1999 and had an initial expiration date of August 31, 2004 which was later extended to August 31, 2009 and subsequent to September 30, 2002 was again extended to August 31, 2014.

         On December 11, 2001, the GIL 2001 security door received certification by the U.S. State Department. On February 21, 2002, the exclusive licensing agreement was amended whereby the categories of customers was expanded to include all financial institutions around the world and whereby the Company received a right of first refusal to be the exclusive distributor for sales to any governmental body in the world which is not currently included in the exclusive licensing agreement as a protected customer. As consideration for the amendment entered into on February 21, 2002, the Company issued to Alan Risi 40,000 shares of a newly created Series D Preferred Stock that is convertible into 4,000,000 million shares of the Company's common stock. On May 16, 2002, the exclusive licensing agreement for the Georal security systems was further amended whereby the exclusive distribution agreement was expanded to give the Company exclusive world wide sales and marketing rights, for the term of the agreement extending to all casinos, malls, stadiums, office buildings and high rises. As consideration for the amendment entered into on May 16, 2002, the Company issued to Alan Risi 60,000 shares of its Series C Preferred Stock which are convertible into 6,000,000 shares of the Company's Common Stock. On September 9, 2002, the exclusive licensing agreement was expanded to include World Wide rights to all Airports, Airport Authorities, Schools and Education Centers.

         On October 16, 2002, the exclusive licensing agreement was amended to provide the Company with the following: (i) the right to receive forty percent of all maintenance revenues generated from service contracts obtained from the Company's protected customer base; (ii) the right to share with Georal, any leasing revenues generated from leasing contracts related to the GIL-2001 security door; (iii) the right to renegotiate the discount received by the Company from its licensor at such time as the gross sales generated under the licensing agreement reaches $5 million; and (iv) extended the term of the agreement an additional five years, to September 18, 2014.

         In January 2003, SPS entered into an agreement with TRW, Inc., recently acquired by Northrop Grumman and operating under the name Northrop Grumman Mission Systems to work together through a Memorandum of Understanding (MOU). The MOU allows TRW preferred pricing and technical support when marketing SPS's security products to the Federal Government.

                               SELLING STOCKHOLDER

         The following table sets forth, as of January 28, 2003, the name of the Selling Stockholders, the nature of any position, office or other material relationship which the Selling Stockholders have had within the past three years with the Company and its affiliates, the number of shares of Common Stock owned by the Selling Stockholders prior to the offering described herein, the number of Shares that may be offered and sold for the Selling Stockholders' account and the amount and percentage of Common Stock to be owned by the Selling Stockholder after completion of the offering described herein:

                                                              Common Stock to
                            Common Stock                      Be Owned After
                            Prior to the    Shares to Be      the Offering
Name and Position             Offering        Sold(3)       Number     Percent
-----------------             --------        --------      ------     -------
Lewis S. Schiller(1),
Chief Executive Officer
and Chairman of the
Board and Member of the
Board of Directors          93,789,852(4)     16,500,000    110,289,852   39.53%

Grazyna B. Wnuk(2),          7,668,859(5)      5,000,000     12,668,859    4.54%
Vice-President,
Secretary and Member of
the Board of Directors

(1) Lewis S. Schiller was appointed Chairman of the Board, Chief Executive Officer and President of the Company on April 28, 1999. Mr. Schiller is also Chairman of the Board and a director of Sequential Electronic Systems, Inc., S-Tech, Inc., FMX Corp., Secured Portal Systems, Inc. and is Chief Executive Officer of Secured Portal Systems, Inc. Lewis S. Schiller also serves as Chairman of the Board and Chief Executive Officer of Trinity Group-I, Inc. For more than five years prior to his resignation on April 2, 1998, Lewis S. Schiller served as Chairman of the Board, Chief Executive Officer and a director of The Sagemark Companies, Ltd., a public company, and as Chairman of the Board, Chief Executive Officer and a director of The Sagemark Companies, Ltd.'s public and privately held subsidiaries.

(2) Grazyna B. Wnuk was appointed Vice-President and Secretary of the Company on April 28, 1999. Grazyna B. Wnuk was appointed a Director of the Company on November 19, 1999. Grazyna B. Wnuk also serves as an officer and/or director of FMX Corp., and Secured Portal Systems, Inc. For more than five years prior to her resignation on April 2, 1998, Grazyna B. Wnuk served as Secretary and a director of The Sagemark Companies, Ltd. and all of its public and privately held subsidiaries.

(3) Shares issuable to the Selling Stockholder upon exercise of options granted by the Company are included, whether or not such options are presently exercisable.

(4) Includes 2,804,120 shares directly owned by Lewis S. Schiller, 13,510 shares directly owned by The Trinity Group-I, Inc. and 90,972,222 shares from the assumed conversion of the Company's Series B preferred stock held by The Trinity Group-I, Inc. The Trinity Group-I, Inc. is wholly owned by Lewis S. Schiller and accordingly, Mr. Schiller is the natural person considered to be the beneficial owner of The Trinity Group-I, Inc.

(5) Includes 3,641,081 shares directly owned by Grazyna B. Wnuk and 4,027,778 shares from the assumed conversion of the Company's Series B preferred stock held by Grazyna B. Wnuk.

         The Selling Stockholder may be deemed to be an "affiliate" of the Company, as that term is defined under the Securities Act.

                              PLAN OF DISTRIBUTION

         The Shares may be sold from time to time by the Selling Stockholders (or by their pledgees, donees, transferees or other successors in interest). In addition to any such amount sold hereunder, the Selling Stockholder may, at the same time, sell any shares of Common Stock owned by him pursuant to the exemption under Rule 144 under the Securities Act, regardless of whether such shares are Shares covered by this Prospectus.

         Such sales may be made in the OTC Bulletin Board, or otherwise at prices and at terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transactions; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; (d) an exchange distribution in accordance with the rules of such exchange; and (e) face-to-face transactions between sellers and purchases without a broker-dealer. In effecting sales of the Shares, broker-dealers engaged by the Selling Stockholder may arrange for the participation of other broker-dealers. Broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder in amounts to be negotiated immediately prior to the sale. Such broker-dealers and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any commissions received by them and any profit on the resale of Shares positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         Once the Company has been notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange or secondary distribution or a purchase by a broker-dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424 under the Securities Act, disclosing (a) the name of each such Selling Stockholder and the participating broker-dealer(s); (b) the number of Shares involved; (c) the price at which such Shares were sold; (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; (e) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus (as supplemented); and (f) other facts material to the transaction.

         There is no assurance that the Selling Stockholder will sell any or all of the Shares offered hereby.

         The Company will pay all expenses incident to the offering and sale of the Shares to the public other than commissions and discounts of underwriters, dealers or agents.

                                 INDEMNIFICATION

         Section 145 of the Delaware General Corporation Law and the Company's Bylaws provide for the indemnification under certain conditions of directors, officers, employees or agents.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Company's ByLaws or otherwise, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  RISK FACTORS

We Have a History of Losses and Cash Flow Deficit

         Operating losses have increased during each of the three years ended December 2002 and as of December 31, 2002 we have a capital deficiency. We expect to incur additional losses during the time period in which we are developing products and markets for our products and we cannot be assured of when, if ever, our operations will become profitable or the extent of any future profitability. We also cannot be assured that the current trends of negative cash flow and increased losses and expenses (including compensation expense charges that may result from the issuance of our securities in the future) will not continue or, if so, for how long.

The Market for Our Common Stock is Limited

         Currently, our Common Stock trades on the National Association of Securities Dealers Automated Quotation System Over-the-Counter Bulletin Board (the "NASDAQ Bulletin Board"). By its nature, the NASDAQ Bulletin Board is a limited market and investors may find it more difficult to dispose of our securities, which are owned by them. Currently, we do not meet the financial and other requirements for a NASDAQ SmallCap, listing. Apart from specific financial criteria that we would have to comply with in order to obtain such listing, there are other corporate governance criteria that must be satisfied in order to obtain any such listing. Among such corporate governance requirements is the requirement that there be no disparity in the voting rights of the holders of the Common Stock. At the present time, The Trinity Group-I, Inc. owns all of the outstanding shares of our Series A preferred stock preferred stock. The holder of our Series A Preferred Stock has the right to elect a majority of the Board of Directors. The NASDAQ may consider the issuance of the Series A Preferred Stock as a violation of their voting rights rules and policy. The failure to comply with NASDAQ's voting rights rules or policy or any of its other applicable regulations relating to transactions engaged in by us may result in sanctions. Any such actions by NASDAQ could further limit the market for our Common Stock.

Trading in Our Securities May Be Restricted Due to Compliance with Applicable
 Penny Stock Regulations

         Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules and regulations adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on NASDAQ provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. These rules also impose additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers or institutional accredited investors. For transactions covered by this rule, broker-dealers must also make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to a sale. Consequently, the application of this rule to the trading of our Common Stock may affect the ability or willingness of broker-dealers to sell our securities and adversely affect market liquidity for such securities.

Our Company is Subject to Control by a Principal Stockholder

         Trinity Group-I, Inc. has advanced significant funds to us and our subsidiaries and owns a controlling interest in our equity. The Trinity Group-I, Inc. is solely owned by Lewis S. Schiller, our Chairman of the Board and Chief Executive Officer. All of the shares of The Trinity Group-I, Inc. owned by Lewis
S. Schiller are pledged to an entity controlled by Carol Schiller, the wife of Lewis S. Schiller. In addition, Carol Schiller, Douglas Schiller, Linda Schiller and Blake Schiller, the adult children of Lewis S. and Carol Schiller, own interests in our outstanding common stock. In addition, The Trinity Group-I, Inc. owns shares of our outstanding Series B Preferred Stock, which as of January 28, 2003, is convertible into approximately 96.3 million shares of our common stock. The Trinity Group-I, Inc. also owns all of our Series A preferred stock which gives it the right to elect a majority of our Board of Directors. This concentration of ownership and voting rights could delay or prevent a change of control. In addition, Lewis S. Schiller could elect to sell all, or a substantial portion, of his equity interest in The Trinity Group-I, Inc. to a third party. In the event of such a sale by Mr. Lewis S. Schiller, such third party may be able to control our affairs in the same manner that Lewis S. Schiller is able to do so by virtue of his ownership of The Trinity Group-I, Inc. Any such sale may adversely affect the market price of our common stock and could adversely affect our business, financial condition or results of operations.

We Require Additional Financing for Our Business Activities

         We currently have limited operating capital and our inability to obtain a significant financing may adversely affect our business and no assurances are made that any such financing will occur, or that if any financing is completed, that additional financing will not be required.

We Have Granted Significant Benefits Under Certain Existing and Proposed
 Employment Agreements

         Lewis S. Schiller, our Chairman of the Board and Chief Executive Officer has an employment agreement with us and Grazyna B. Wnuk, our Vice President, Secretary and a Director have substantially agreed to the terms of a proposed employment agreement. These executed and proposed employment agreements provide significant benefits to each of them. The terms of these agreements were determined by our management, who are also parties to these agreements.

Rapid Technological Change Could Render Certain of Our Products and Proposed
 Products Obsolete or Non-Competitive

         Major technological changes can occur rapidly in the security and fingerprint identification industries. It is entirely possible that newer technologies, techniques or products will be developed with more capabilities and better performance than our present and proposed products. The development by competitors of new or improved technologies, techniques or products may make our present or planned products obsolete or non-competitive.

We Cannot Predict Market Acceptance for Our Proposed Products

         Any products that we may develop in the future utilizing the security and fingerprint identification ideas, techniques or technologies may not gain market acceptance. The degree of acceptance of any such products that we may develop in the future will depend upon numerous factors, including demonstration of the advantages, uniqueness and reliability of such products, their cost effectiveness, the potential barriers to market entry by alternative products, marketing and distribution support and the financial ability and credibility of such entities.

The Business in Which We Intend to Engage in is Subject to Intense Competition

         We will face intense competition from numerous companies which are developing, producing and marketing products for securing access to buildings and facilities, products incorporating fingerprint identification technologies for law enforcement and other secure access purposes which will directly compete with our proposed products. We intend to distribute a security access or entrance system to customers which include government and other institutional purchasers who have been serviced by vendors, which have established and tested security products and systems that have become recognized and accepted in this industry. The type of security system that we will offer to our customers is subject to technological change and compliance with product specifications established by our intended customers. Likewise, products utilizing biometrics or fingerprint technologies for identification, access control and security face similar problems from law enforcement agencies and other institutional customers to whom our proposed products utilizing our fingerprint identification technology will be marketed. New entrants in this industry must establish product reliability through testing and use in order to gain widespread commercial acceptance of such products. Most of our competitors have far greater financial, technical, personnel and other resources than we do and that we expect to have in the foreseeable future. We cannot provide any assurances that we will be able to compete effectively with any of such competitors.

The Board of Directors May Issue Additional Preferred Stock in the Future

         We are authorized to issue up to 1,000,000 shares of preferred stock, $.01 par value (the "Preferred Stock"). The Preferred Stock may be issued in one or more series, the terms of which may be determined at the discretion of our Board of Directors, without further approval of the stockholders. Among the rights of the holders of any additional Preferred Stock that may be authorized by the Board of Directors are rates of dividends, voting rights, terms of redemption, amounts payable upon liquidation, sinking fund provisions and conversion rights. One of the effects of any such additional Preferred Stock that may be issued in the future may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise and thereby protect the continuity of our current management. The terms of any such additional Preferred Stock that may be issued in the future could adversely affect the rights of the holders of Common Stock. Accordingly, the issuance of any such shares of Preferred Stock may discourage bids for the Common Stock or adversely affect the market price of the Common Stock.

A Substantial Number of Our Shares of Common Stock Will Be Available for Future
 Sale in the Public Market

         As of January 28, 2002, 73,866,315 shares of our outstanding Common Stock are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and in the future may be sold only pursuant to an effective Registration Statement under the Securities Act, in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act. Furthermore, any shares that are issued upon the exercise of any outstanding warrants or options will be eligible for sale, without registration under Rule 144 (subject to the aforementioned volume restrictions of the Rule) following the expiration of two years from the date of issuance.

We Do Not Intend to Pay Any Dividends on the Common Stock in the Foreseeable
 Future

         We currently intend to retain all future earnings, if any, to finance our current and proposed business operations and we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. The holder of our Preferred Stock have rights senior to the holders of Common Stock with respect to any dividends. We may also incur indebtedness in the future that may prohibit or effectively restrict the payment of cash dividends on our Common Stock.

The Liability of Our Officers and Directors to Us and Our Shareholders is
 Limited

         The applicable provisions of the Delaware Business Corporation Law and our Certificate of Incorporation limit the liability of our officers and directors to us or our shareholders for monetary damages for breaches of their fiduciary duties to us, with certain exceptions, and for other specified acts or omissions of such persons. In addition, the applicable provisions of the Delaware Business Corporation Law and of our Certificate of Incorporation and By-Laws provide for indemnification of such persons under certain circumstances. As a result of these provisions, shareholders may be unable to recover damages against our officers and directors for actions taken by them which constitute negligence, gross negligence or a violation of their fiduciary duties and may otherwise discourage or deter our shareholders from suing our officers or directors even though such actions, if successful, might otherwise benefit us and our shareholders.

Dependence on Key Suppliers

         Should any of our key suppliers experience difficulty in providing product in a timely manner, this could adversely affect the Company's revenues and reputation in the market. Additionally, the failure on the part of these suppliers to develop and manufacture or supply new or enhanced products or software that meet or anticipate technological changes on a timely and cost-competitive basis could have a materially adverse effect on our financial condition and results of operations.

Reliance on Management

         While investors have voting rights, they will not be able to take a direct role in the management of our operations. Our success is contingent on the judgment and expertise of our directors and officers and on our being able to attract and retain a senior management team, some of who are approaching retirement age.

Dependence on Key Personnel

         Our success will also depend to a significant extent upon the skills of certain key personnel. Our failure to attract replacement or additional qualified employees or to retain the services of key personnel could adversely affect our business.

Computer Viruses

         The growth of the Internet has also seen the unwelcome growth of computer viruses. While many of these viruses inflict nuisance value when attacking there are a growing number of malicious viruses that can bring down whole computer systems. There is no guarantee that we will not fall victim to viruses or that our business will not be severely affected or prevent the services from operating completely.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT AND NOT REQUIRED IN
 PROSPECTUS

Item 3.  Incorporation of Documents By Reference

         We incorporate by reference the following documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering:

1. Our quarterly report on Form 10-QSB for the quarterly period ended September 30, 2002 (File No. 000-09940 and filing date of November 19,
         2002).

2. Our quarterly report on Form 10-QSB for the quarterly period ended June 30, 2002 (File No. 000-09940 and filing date of August 19, 2002).

3. Our quarterly report on Form 10-QSB for the quarterly period ended March 31, 2002 (File No. 000-09940 and filing date of , May 15, 2002).

4. Our annual report on Form 10-KSB for our fiscal year ended December 31, 2001 (File No. 000-09940 and filing date of April 15, 2002),

5. Our quarterly report on Form 10-QSB/A for the quarterly period ended March 31, 2001 (File No. 000-09940 and filing date of March 12, 2002).

6. Our quarterly report on Form 10-QSB/A for the quarterly period ended June 30, 2001 (File No. 000-09940 and filing date of March 12, 2002).

7. Our quarterly report on Form 10-QSB/A for the quarterly period ended September 30, 2001 (File No. 000-09940 and filing date of March 12,
         2002).

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered hereunder have been sold, or which de-registers all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         You should rely only on the information incorporated by reference or provided in this registration statement or any supplement. We have not authorized anyone else to provide you with different information. We and the selling stockholders will not make offers of these shares in any state where the offer is not permitted. You should not assume that the information in this registration statement or any supplement is accurate as of any date other than the date on the front of those documents.

         Any statement contained in a document or incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part or this registrations statement. All information in this registration statement is qualified in its entirety by the information and financial statements (including the notes thereto).

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: The Finx Group, Inc., 249 Saw Mill River Road, Elmsford, NY, 10523, telephone number (914) 592-5930.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests Of Named Experts And Counsel

         The legality of the shares offered hereby has been passed upon for the Company by Harry Winderman, Esq., at 2255 Glades Road, Suite 218A, Boca Raton, FL 33431.

Item 6.  Indemnification Of Directors And Officers

         Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 further provides that (i) to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith, (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and (iii) the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Section 102(b)(7) of the General Corporation Law provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of the members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. Our charter contains such a provision.

         Our charter further provides that we shall indemnify our officers and directors and, to the extent authorized by the board of directors, employees and agents of ours to the fullest extent permitted by and in the manner permissible under the laws of the State of Delaware.

         This summary is subject to the General Corporation Law of the State of Delaware, our charter and the by-laws and the agreements referred to above.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         Unless otherwise noted the following exhibits have been filed with this Form S-8.

4.1      The Finx Group, Inc. 2003 Employee and Consultant Stock Option Plan

5.1      Opinion of Harry Winderman, Esquire

5.2      Consent of Moore Stephens, PC, Independent auditors.

Item 9.  Undertakings

(a) The undersigned registrant hereby undertakes;

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration Statement;

         (iii) To include any additional or changed material information on the plan of distribution.

         Provided however that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if such information required in a post-effective amendment is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

     (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 14, 2001.

The Finx Group, Inc
By: /S/ Lewis S. Schiller, Chairman of the Board and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/S/ Lewis S. Schiller
 Chairman of the Board,
 Chief Executive Officer and
 Chief Accounting Officer
January 20, 2003

/S/ Grazyna B. Wnuk
 Director, Vice-President,
 And Secretary
January 20, 2003

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on January 20, 2002.

The Finx Group, Inc
By: /S/ Lewis S. Schiller, Chairman of the Board and Chief Executive Officer

Index to Exhibits

Unless otherwise noted the following exhibits have been filed with this Form
S-8.

4.1      The Finx Group, Inc. 2003 Employee and Consultant Stock Option Plan

5.1      Opinion of Harry Winderman, Esquire

5.2      Consent of Moore Stephens, PC, Independent auditors.

EXHIBIT 4.1

      THE FINX GROUP, INC. 2003 EMPLOYEE AND CONSULTANT STOCK OPTION PLAN

         The securities issued pursuant to The Finx Group, Inc. 2003 Employee and Consultant Stock Option Plan (the "Plan") have not been registered pursuant to the Securities Act of 1933, as amended. The securities may be offered or sold only pursuant to (i) a Registration Statement pursuant to such Act, including a Registration Statement on Form S-8, or (ii) an opinion of counsel, satisfactory to the Company, that an exemption from registration pursuant to such Act is available.

1. PURPOSE.

         The purpose of this Plan is to secure long-term relationships for The Finx Group, Inc. (the "Company") and its stockholders, from the benefits arising from capital stock ownership by the Company's Consultants, Advisors, Employees and Directors, who can help in the company's growth and success and to provide an effective means of compensation for such persons and entities providing services to the Company in lieu of cash payments therefor.

2. ADMINISTRATION.

         The Plan shall be administered by a "Compensation Committee" which shall consist of not less than two members appointed by the Board of Directors, but who need not be members of such Board, and all of whom shall be disinterested persons. The term "disinterested person" shall mean a person who, at the time he or she exercises discretion in administering the Plan, has not at any time one-year prior thereto been issued shares of Common Stock pursuant to the Plan. The Board of Directors may from time to time and in its sole discretion remove members from or add members to the Committee. Vacancies, however caused, shall be filled by the Board of Directors. The Committee may act at a meeting, including telephonically, in which a majority are present, or by written consent of a majority of the Committee. The Committee shall have the authority to construe and interpret the Plan, to define the terms used herein, and to review, deliberate and act upon the written recommendations of the Chief Executive Officer of the Company with respect to shares of Common Stock proposed to be issued pursuant to the plan. All determinations and interpretations made by the Committee shall be binding and conclusive upon all participants in the Plan and on their legal representatives and beneficiaries.

3. ELIGIBILITY AND PARTICIPATION.

         Consultants, Advisors, Employees and Directors, to the Company, or any of its subsidiary corporations, shall be eligible for participation in the Plan. Each person or entity acquiring shares of Common Stock pursuant to the Plan shall be acquiring such shares for investment purposes only, and in lieu of cash compensation for services rendered to the Company. Such shares shall be issued only upon opinion of counsel that an exemption from registration pursuant to the Securities Act of 1933, as amended, is available for such issuance. The Company may, but is not required to, register such shares for public sale pursuant to the Act.

4. SHARES SUBJECT TO PLAN.

         Subject to modification by the Board of Directors in accordance with the By-Laws of the Company, the stock to be issued pursuant to this Plan shall be limited to 90,000,000 shares of Common Stock ($.01 par value), which number of shares have been reserved for issuance in accordance with the terms of this Plan by prior action of the Board.

5. ALLOTMENT OF OPTIONS AND NUMBER OF SHARES.

         The allotment of options among the eligible grantees and the number of shares to be covered by each option to be granted, shall be determined by the Committee.

6. OPTION PRICE.

         The price to be paid by a grantee who exercises an option shall be determined by the Committee.

7. DURATION AND RATE OF EXERCISE OF OPTIONS.

         The Committee shall fix the option period and the rate at which each option shall be exercisable.

         The Committee shall determine the manner in which each option shall be exercisable and the timing and form of the purchase price to be paid by a grantee upon the exercise of an option under the Plan. To the extent provided in the option agreement, payment of the purchase price may be in cash, part in cash, part by personal promissory note (to the extent allowable) or in lieu of payment for services performed.

8. NONTRANSFERABILITY OF OPTIONS.

         Each option granted under the Plan to any person shall by its terms not be transferable by him otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

9. RIGHTS OF A STOCKHOLDER.

         An optionee shall have no rights as a stockholder with respect to any shares covered by his options until he shall have become the holder of record of such shares, and no adjustment shall be made, except adjustments pursuant to section 10 hereof, for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights in respect of such shares for which the record date is prior to the date on which he shall have become the holder of record thereof.

10. ADJUSTMENTS.

         If the outstanding shares of the Common Stock of the Company are increased, decreased, or changed into or exchanged for a different number or kind of shares or securities of the Company, through reorganization, recapitalization, reclassification, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares authorized to be issued pursuant to this Plan.

11. AMENDMENT AND TERMINATION OF PLAN.

         The Board of Directors of the Company may at any time, by appropriate action, suspend or terminate the Plan, or amend the terms and conditions of the Plan.

12. INDEMNIFICATION OF COMMITTEE.

         In addition to such other rights of indemnification as they may have as directors of the Company, the members of the Committee shall be indemnified by the Company to the full extent permitted by the Business Corporation Law of the State of Delaware, and to indemnify and hold harmless each member with respect to any action, claim, suit or proceeding to which such indemnification applies, including the costs and expenses of defense.

13. APPLICABLE LAW.

         The terms and conditions of this Plan, and all proceedings related thereto, shall be interpreted and construed in accordance with the Laws of the State of Delaware.

14. EFFECTIVE DATE.

         The Plan shall be come effective as of the 2nd day of January 2003, and shall expire of the 3rd day of January 2008, unless further extended by appropriate action of the Board of Directors.

EXHIBIT 5.1

         [LETTERHEAD OF HARRY WINDERMAN, ESQUIRE]

                                                               January 28, 2003

The Finx Group, Inc.
249 Saw Mill River Road
Elmsford, NY, 10523

Re: Registration Statement on Form S-8 - Finx Group 2003 Employee Stock Option
    Plan

Gentlemen:

         We have acted as counsel to The Finx Group, Inc. (the "Company"), a Delaware Corporation, pursuant to a Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on or about January 28, 2003 (the "Registration Statement"), covering an aggregate of 90,000,000 shares of the Company's Common Stock, $0.01 par value (the "Common Stock") issuable pursuant to the Company's 2003 Employee Stock Option Plan.

         In acting as counsel for the Company and arriving at the opinions as expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

         In connection with our examination we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified or photostatted copies.

         Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that:

         1. The Company has authority to issue the Common Stock in the manner and under the terms set forth in the Registration Statement.

         2. The Common Stock has been duly authorized and when issued, delivered and paid for by recipients in accordance with their respective terms, will be validly issued, fully paid and non-assessable.

         We express no opinion with respect to the laws other than those of the State of Delaware and Federal Laws of the United States of America, and we assume no responsibility as to the applicability or the effect of the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and its use as part of the Registration Statement.

         We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement. It is not to be used, circulated, quoted or otherwise referred to for any other purpose. Other than the Company no one is entitled to rely on this opinion.

                                                      Very truly yours,

                                                      HARRY WINDERMAN, ESQUIRE

EXHIBIT 5.2

The Board of Directors
The Finx Group, Inc.

We consent to incorporation by reference in the Registration Statement on Form S-8 of our report dated April 3, 2002, relating to the audit of the financial statements of The Finx Group, Inc. and subsidiaries included in its annual report on Form 10-KSB for the year ended December 31, 2001, which has been incorporated by reference in this registration statement on Form S-8.

MOORE STEPHENS, P.C.
Certified Public Accountants

Cranford, New Jersey
January 28, 2002